Exhibit 99.1

Workhorse Announces Annual Stockholders’ Meeting Results

CINCINNATI, May 2, 2023 – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company with a vision to pioneer the transition to zero emission commercial vehicles, announced the results of its annual stockholders’ meeting held earlier today.

The Company’s stockholders have re-elected the following persons to the Company’s Board of Directors for the ensuing year: Raymond Chess, Richard Dauch, Jacqueline Dedo, Pamela Mader, Scott Miller and Bill Quigley. Stockholders also elected Jean Botti and Brandon Declet for their first term on the Board. The Directors have been elected to serve a term expiring at the 2024 annual meeting of stockholders.

In addition, stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent auditors for 2023 and approved the Workhorse Group Inc. 2023 Long-Term Incentive Plan.

A webcast playback will be available at www.virtualshareholdermeeting.com/WKHS2023 24 hours after the completion of the meeting.

For more information please refer to the Company’s Proxy Statement filing, which is available on the United States Securities and Exchange Commission’s (the “SEC”) website.

About Workhorse Group Inc.

Workhorse is a technology company focused on providing ground and air-based electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric trucks and drones. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements

This press release contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate,” “will,” and “continue” and similar expressions are intended to identify forward-looking statements. These statements involve substantial risks and uncertainties. For a further description of the risks and uncertainties relating to the business of the Company in general, see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

Media Contact:

Aaron Palash / Greg Klassen
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949-574-3860

WKHS@gatewayir.com